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                                                                  EXHIBIT 10(hh)





                            FORMER REYNOLDS BUILDING

                             1439 Peachtree Street,
                                Atlanta, Georgia


                 THIS LEASE, made this ____ day of ____________, 1996, by and between CMS PEACHTREE, L.P., a Delaware limited partnership (hereinafter referred to as "Lessor" or "Landlord"), and MINDSPRING ENTERPRISES, INC. (hereinafter referred to as "Lessee" or "Tenant").

                                  WITNESSETH:

I.               PREMISES

                 Lessor, for and in consideration of rents, covenants, agreements, and stipulations hereinafter set forth, to be paid, kept and performed by Lessee, has leased and rented, and does hereby lease and rent, unto Lessee, and Lessee hereby agrees to lease and take upon the terms and conditions hereinafter set forth, 39,740 square feet of OFFICE AREA space (hereinafter referred to as the "Premises"), the location of which is 1439 Peachtree Street, Atlanta, GA 30309 known as the Reynolds Building (hereinafter referred to as the "Building"). No easement for light or air is included in the Premises.

                 "Office Area" of the Premises means the total gross area of the Building including common areas, elevators and storage areas. The premises shall also include the entire deck parking garage area located adjacent to the Building, and the parking lot located at 1429 Peachtree Street subject to the Parking Lot Option set forth in Paragraph XXXII of this Lease.

II.              TERM

                 The term of this Lease shall begin on January 1st, 1997 and shall end at midnight on March 31st, 2002, unless sooner terminated as hereinafter provided.

III.             RENTAL

                 Lessee shall pay to Lessor at 3475 Lenox Road, Suite 470, Atlanta, GA 30326 or at such other place or to such other person or persons as Lessor may from time to time designate in writing, without demand, deduction or setoff, an initial base monthly rental of $20.697.92 (such amount to be adjusted from time to time as set out herein and in Paragraphs and IX and X) payable in advance on the first day of each calendar month during the term of this Lease; provided, however, that if the term hereof begins or ends on other that the first day of a calendar month, then the monthly rental for such month shall be prorated on a daily basis. All installments
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                 of rent not paid within thirty (30) days of the due date shall bear interest at the rate of one and one-half percent (1 1/2%) per month from the original due date, or the maximum rate permitted by law, whichever is lower. Additionally, all rent paid after the fifth calendar day of the month shall be subject to a late fee of 5% of the amount due, as additional rent to compensate Landlord for the additional handling and collection efforts and expenses. Checks are accepted subject to collection.

IV.              USE

                 The Premises shall be used for general office use and related purposes only. The Premises shall not be used for any illegal purpose, nor in violation of regulation of any governmental body, nor in any manner to create any nuisance or trespass, to vitiate the insurance or increase the rate of insurance on the Premises or the Building, or which would overload the floor of the Premises.

V.               ABANDONMENT

                 Lessee shall not abandon or vacate the Premises during the term of this Lease, and agrees to use the Premises for the purposes herein leased until the expiration of the term hereof.

VI.              LESSEE'S ACCEPTANCE:

                 Subject to completion of the Landlord's Work in accordance to Paragraph XXXII, on the Delivery Date, Lessee shall accept Premises "as is" in their present condition and as suited for the use intended by Lessee. Except for the Landlord's Work, Lessor shall not be required to make any repairs or improvements to Premises, except structural repairs necessary for safety and tenability.

VII.             REPAIRS

                 Lessor agrees to keep in good repair or to act promptly to make repairs to the roof, foundations, and exterior walls of the Premises and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence of Lessee, its agents, employees, or invitees. Lessor firrther agrees to maintain the Building, the grounds and the parking areas in a condition generally comparable to other buildings in the area of similar quality and rental rate.

                 Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all lawftil orders, regulations, ordinances, and laws issued by any duly constituted governmental body or agency. Lessor shall make all necessary repairs to the Premises, except fbr repairs rendered necessary by the





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                 negligence or action of Lessee, its agents, employees, or
                 invitees, or by failure of Lessee to perform its obligations under this Lease. Lessor shall be under no obligation to inspect the Premises. Lessee shall promptly report in writing to Lessor any defective condition know to Lessee which Lessor is required to repair hereunder, and failure to so report any such defective condition shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of any such defect. Except for negligence or action of Lessor, all personal property upon the Premises shall be at the risk of Lessee only, and Lessor shall not be liable for any darnage to the Premises, to Lessee or to the property of Lessee arising from bursting or leaking of air, gas, water or steam pipes, or from the negligence of cotenants, other occupants of the Building or any other person; and Lessor shall in no way be held responsible to Lessee for any loss, however occurring, or for any damages therefor, except for damage resulting from negligence of Lessor.

                 All systems and machinery throughout the property shall be in good working order. One passenger elevator and one service elevator shall be provided in service for the Tenant's use.

VIII.            ENTRY

                 Lessor may enter the Premises at reasonable hours to exhibit the same to prospective purchasers, lenders, insurers, their agents, inspectors or representatives, or tenants, to inspect and examine the same, to make such repairs, additions, alterations and improvements as Lessor desires to make to the Building or the Premises, and to remove anything from the Premises which does not conform to this Lease or any rules and regulations of the Building. Lessor shall also have the right of entry into the Premises at reasonable hours to perform other necessary work; provided, however, that Lessor will be responsible for any damages to person or property caused by such work, and provided ftirther that, except for emergencies, such work shall not be performed during Lessee's normal office hours.

IX.              EXCESS OPERATING EXPENSES AND TAXES

                 Effective upon the Delivery Date of the Premises, Tenant shall also pay an additional monthly rental, its proportionate part of any annual increases in taxes and operating expenses of the real estate and improvements (herein "Operating Expenses") as hereinbelow defined over a $5.00 per square foot rentable expense stop ("Excess Operating Expenses").

                 On or about January 1st of each calendar year or as soon thereafter as practical, Landlord shall provide Tenant with a schedule of projected operating expenses for such current calendar year and Tenant shall thereafter pay as additional rent, Tenant's share of projected Excess Operating Expenses, if any. Tenant's share of





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                 projected Excess Operating Expenses, if any, shall be payable in advance on a monthly basis by paying 1/12th of Tenant's share of such projected Excess Operating Expenses, if any, during each month of such calendar year. If Landlord has not ftirnished Tenant estimate by January 1st , Tenant shall continue to pay on the basis of the prior year's estimate until the month after estimate is given.

                 Landlord shall within a period of 120 days (or as soon thereafter as practical) after the date of each such calendar year following the initial year, provide Tenant an unaudited statement of such year's actual Excess Operating Expenses, if any. If Tenant's share of the actual Excess Operating Expenses, if any, is greater than the total projected Excess Operating Expenses actually paid by Tenant, Tenant shall pay Landlord within 30 days of such statement the difference thereof. If Tenant's share of such actual Excess Operating Expenses is less than the total projected Excess Operating Expenses actually paid by Tenant, Landlord shall credit Tenant within 30 days of such statement issuance the difference thereof, such credit to be applied against the next payment due of Tenant.

Notwithstanding, there shall be no credit to Lessee below the initial expense stop of $5.00 per rentable square foot. The Excess Operating Expense shall be adjusted accordingly for partial year's occupancy using standard accounting and property management procedures.

Operating Expenses as used herein, shall be deemed to be the total cost to Landlord to properly maintain and operate the Premises including parking, storage and landscape areas on the Premises and in the and around the Building and shall include the following:

           a) (i) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Premises and Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes) and assessments attributable to this Premises and Building or its operation and any reasonable consultant's fees incurred with respect to issues or concerns including the taxes on the Building, the Premises, or both;
                            (ii) Janitorial labor and supplies, including lavatory and washroom supplies;
                            (iii) Reasonable gross wages and salaries, including Social Security, and insurance payable by Landlord with respect to such wages and salaries, of all persons directly employed by Landlord for, and rendering services in, the normal operation and maintenance and repair of the Building and the sidewalks, and curbs adjoining the same; management, bookkeeping and administrative office expenses of the Landlord directly related to the operation of Building shall be properly allocated and considered a part of the "Operating Expenses";
                            (iv) Management fees, if any; but not to exceed to 6% of the gross rental;





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                            (v) Utility expenses, including electricity,
                            power, gas, water sewage and garbage removal;
                            (vi) Routine servicing and maintenance of equipment such as elevators, plumbing, heating, ventilation and air conditioning, and electrical systems; window cleaning and gardening services; security services, rubbish removal; all as may be performed by employees of Landlord or independent contractors;
                            (vii) Fire, casualty, liability insurance carried by Landlord with respect to the Building and Premises;
                            (viii) The cost of contesting ad valorem taxes assessed against the Premises but only to the extent of any savings resulting from such contesting.

           b) Expenditures by Landlord for replacement of the basic components of the Premises such as capital improvements (as distinguished from repairs and maintenance expenses) and tenant alterations, marketing expenses, advertising and lease commission shall not be included as Operating Expenses.

X.               ADJUSTMENT OF INITIAL BASE MONTHLY RENTAL

                 The monthly rental shall be increased beginning with the January, 1998 payment of monthly rental and each January 1st thereafter, during the term of this Lease (hereinafter called "Adjustment Dates"), The adjusted monthly rental shall be determined by multiplying the previous year's monthly rental as shown in Paragraph III hereof, by 1.05 starting with the original monthly rent shown below:

                       Tenant's Monthly Rental Obligation


          6.24   1/1/97-6/30/97                    -$20,697.92 per month (TENANT TO OCCUPY FLOORS 2&3)
          12.50  1/1/97-12/31/97                   -$41,395.83 per month (TENANT TO OCCUPY ENTIRE BLDG.)
          13.13  1/1/98-12/31/98                   -$43,465.63 per month
          13.78  1/1/99-12/31/99                   -$45,638.91 per month
          14.47  1 1/1/2000-12/31/2000             -$47,920.85 per month
          15.19  1/1/2001-12/31/2001               -$50,316.89 per month
          15.95  1/1/2002-3/31/2002                -$52,832.74 per month

XI.              DEFAULT / REMEDIES

                 In the event: (A) the rental specified in Paragraph III, above, other money charges or obligations to be paid by Lessee hereunder are not paid at the time and place when and where due; or (B) the Premises shall be deserted or vacated prior to the expiration of the Term of this Lease; or (C) Lessee shall fail to comply with any term, provision, condition or covenant of this Lease, other than the payment or rent, or any of the Rules and Regulations of the Building, or (D) Lessee is





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                 adjudicated a bankrupt or whether voluntarily or
                 involuntarily, Lessee shall take advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or (E) Lessee shall become insolvent or make a transfer in fraud or creditors; or (F) Lessee shall make an assignment for the benefit of creditors; or (G) a receiver is appointed for a substantial part of the assets of Lessee; or (H) the Premises or Lessee's effects should be levied upon or attached under process against Lessee; then, in any such events, Lessor shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or in equity or under this Lease: (a) if the Event of Default involves nonpayment of rental, and Lessee fails to cure such default within ten (10) days after receipt of written notice thereof from Lessor, or if the Event of Default involves a default per~brming any of the terms or provisions of this Lease other than the payment of rental and Lessee fails to cure such default within thirty (30) days after the receipt of written notice of default from Lessor, Lessor may terminate this Lease by giving written notice to Lessee and, upon such termination, shall be entitled to recover from the Lessee damages in an amount equal to all rental which is then due and which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (b) if the Event of Default involves any matter other than those set forth in item (a) of this Paragraph, the Lessor may terminate this Lease by giving a written notice to Lessee, and upon such termination, shall be entitled to recover from the Lessee damages in an amount equal to all rental which is then due and which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (c) upon any Event of Default, Lessor, as Lessee's agent, without terminating this Lease may enter upon and rent the Premises, in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper, with Lessee being liable to Lessor for any deficiency, if any, between Lessee's rent hereunder and the price obtained by Lessor on reletting; provided, however, that Lessor shall not be considered to be under any dtity by reason of this provision to take any action to mitigate damages by reason of Lessee's default.

XII.             PERSONALITY OF LESSEE

                 If Lessee fails to remove all his or her effects from the Premises upon any termination of this Lease, Lessor may, at its option, remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall be liable to Lessor for all expenses incurred in such removal and storage of said effects. Upon any termination of this Lease whereupon Lessee shall be liable on any amount to Lessor, Lessor shall have a lien upon the personal property and effects of Lessee on the Premises, and Lessor may, at its option, without notice, sell at private sale all or part of said





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                 property and effects for such price as Lessor may deem best and apply the proceeds of such sale to any amounts due under this Lease from Lessee to Lessor, including the expenses of the removal and sale.

XIII.            SERVICES

                 Except for weekends and Legal Holidays, Lessor shall cause the Building to be cleaned and generally cared for by the janitors of the Building in accordance with the standards applicable to the Building from time to time, a copy of which shall be furnished to Lessee upon request; will furnish elevator service; and will furnish electricity for lighting, personal size computers and other small office machines.

                 Lessor will provide trash removal service for all non-toxic, non-infectious, and non-hazardous trash `or refuse which can be placed in a plastic bag. A dumpster will be provided on the premises by Landlord for larger items. Tenant will be responsible for trash removal requiring a dumpster.

                 Lessor shall not be liable for any damages resulting from the interruption in any service by any cause not within the immediate control of Lessor. "Legal Holidays", as used in this section shall mean any holidays for which the nearest nationally chartered bank is closed.

XIV.             SUBLETTING AND ASSIGNMENTS

                 Lessee shall not, without prior written consent of Lessor assign this Lease, or any interest herein, or sublet the Premises, or any interest herein, or any portion thereof, or permit the use of the Premises by any party other than Lessee. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only upon the prior written consent of Lessor. Any assignee of sublessee of Lessee, at the option of Lessor, shall become directly liable to Lessor for all obligations of Lessee hereunder, but no sublease or assignment by Lessee shall relieve Lessee of any liability hereunder. Lessor's consent to any transfer shall not be unreasonably withheld.

XV.              DESTRUCTION OR DAMAGE

                 If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty(ies), so as to be untenantable, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged but not wholly destroyed by any such casualty(ies) such that use of a portion of the Premises is interrupted, rental shall abate in such proportion as use of the Premises has been interrupted, and Landlord shall, to the extent casualty insurance proceeds are actually made available to Landlord, restore or cause to be restored the Premises to substantially





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                 the same condition as before damage as is practicable,
                 whereupon full rental shall commence.

XVI.             CONDEMNATIONS, ETC.

                 In the event Lessor, during the term of this Lease, shall be required by any governmental authority, or the order or decree of any court, to repair, alter, remove, reconstruct, or improve any part of the Premises, then such repairing, alteration, removal, reconstruction or improvement may be made by and at the expense of Lessor and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement or rent because of such repairing, alteration, removal, reconstruction or improvement required, ordered, or decreed.

                 If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then at the option of either Lessor or Lessee the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Lessor and Lessee to recover compensation and damage caused by condemnation from the condemnor.

                 If this Lease is not so terminated, or upon a taking not within the scope of the foregoing, total rent shall abate for the period of such taking in proportion to the area of the Premises taken.

XVII.            ATTORNEY'S FEE

                 Lessee agrees to pay all reasonable attorney's fees and expenses Lessor incurs in enforcing any of the obligations of Lessee under this Lease, or in any litigation or negotiation due to default by Lessee.

XVIII.           ESTOPPEL CERTIFICATE

                 Lessee agrees to certify in writing the status of this Lease and the rental hereunder, at any time, upon ten (10) days written notice. Such certificate shall be in form reasonably satisfactory to any governmental authority or public agency or to a prospective purchaser from, or assignee of, or holder of a security instrument executed by Lessor. In addition to any other matters required, such certificate shall certify the commencement date of the Lease term and the anticipated termination date hereof; whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rental payments have been made; whether of not there are any defaults under this Lease, and if so, specifying the particulars of such defaults and the action required to remedy them; and whether or not there are





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                 any setoffs against or defenses to the enforcement of the
                 terms and conditions of this Lease, and if so, specifying the particulars of such setoffs or defenses.

XIX.             ENTIRE AGREEMENT

                 This Lease contains the entire agreement of the parties and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect, unless modified in writing and signed by both parties.

XX.              TIME

                 Time is of the essence of this Lease.

XXI.             RULES AND REGULATIONS

                 Lessee agrees, at its sole cost and expense, to comply with all rules, regulations, ordinances, and requirements of governmental authorities, including those relating to disposal of hazardous or infectious waste material, and decrees of courts requiring any action, where such rules, regulations, ordinances, requirements, orders or decrees result from the manner in which Lessee uses and occupies the Premises. Lessee further agrees to abide by and observe the Rules and Regulations attached to this Lease, if any, and such Rules and Regulations or amendments thereto as may from time to time be deemed reasonably necessary by Lessor for the proper maintenance and operation of the Building and the Premises and applicable to all Tenants.

XXII.            LESSOR/LESSEE RELATIONSHIP

                 This Lease creates the relationship of Landlord and Tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

XXIII.           SUBORDINATION

                 Lessee agrees that this Lease shall be subject and subordinate to any mortgage or deed to secure debt now in the Premises and to all advances already made, or which may hereafter be made, on account of said mortgage or deed to secure debt to the full extent of all debts and charges secured thereby and to any renewals or extensions of all or any part thereof, and to any mortgage or deed to secure debt which any owner of the Premises or the Building may hereafter at any time elect to place on the Premises or the Building, and Lessee agrees upon request to execute hereafter any paper or papers which counsel for Lessor may deem necessary to accomplish that end and, in default of Lessee so doing, Lessor is hereby empowered to execute such paper or papers in the name of Lessee, and as the act and deed of Lessee, and this authority is hereby declared to be coupled





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
                 with an interest and not revocable. It is expressly understood and agreed that Lessor shall not be liable to Lessee for breach of covenant of quiet enjoyment by reason of the foreclosure or sale of the Premises or the Building under any mortgage or deed to secure debt now or hereafter affecting the Premises or the Building. If any such mortgage or deed to secure debt shall hereafter be foreclosed, or if the Building shall be sold under power of sale contained in any such deed to secure debt, upon the request of the mortgagee of the purchaser at foreclosure or by deed in lieu thereof, Lessee will attorn to such purchaser and will execute such attornment. Notwithstanding the foregoing, Lessee agrees that such mortgage shall have the right to declare this Lease prior and superior to any such mortgage or deed to secure debt and Lessee agrees, upon request, to execute any instrument or instruments requested by such mortgage to confirm the same.


XXIV.            HOLDING OVER

                 If Lessee remains in possession after expiration of the term hereof, without any distinct agreement between the parties, Lessee shall be deemed to be a tenant at sufferance at one & one-half times the rental rate in effect during the month prior to the expiration date hereof. There shall be no renewal of this Lease by operation of law. In addition, as additional rent, Lessee shall reimburse Lessor for all costs and damages due to Lessee's failure to vacate and/or to deliver the Premises to Lessor at the expiration of the term of this Lease in accordance with the various provisions (including those related to the condition of the Premises) of this Lease.

XXV.             SURRENDER OF PREMISES

                 Upon termination of this Lease, Lessee shall surrender the Premises to Lessor in the same condition as at the commencement of the term hereof, natural wear and tear and modifications approved by Lessor accepted.

XXVI.            NOTICES

                 Any notice, report, demand, service of process, request, consent, approval or other communication under this Lease shall be in writing and shall be deemed to have been duly given or made: (A) when deposited, postage prepaid, in the United States mail, certified or registered, with return receipt requested, addressed to Lessor or Lessee (as the case may be) at the addresses of each party shown below; or (B) when delivered personally to Lessor or Lessee (as the case may be), by a nationally recognized courier service or other means of personal delivery at the addresses of each party shown below:

                 If given to Lessor:       Meadows & Ohly, Inc.
                                           3475 Lenox Road, Suite 470
                                           Atlanta, GA 30326





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                 With a copy to:           Mr. Paul Silberberg
                                           CMS Peachtree, L.P., a Delaware
                                           limited partnership
                                           1926 Arch Street
                                           Philadelphia, PA 19103

                 If given to Lessee:       MINDSPRING ENTERPRISES, INC.
                                           Ms. Anne Peavlor
                                           1430 W. Peachtree Street
                                           Atlanta, Georgia 30309

                 Either party may, by written notice to the other, designate a different address for receiving notices hereunder. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.

XXVII.           PARTIES AND BINDING EFFECT

                 "Lessor" and "Landlord", as used in this Lease, shall include Lessor, and its representatives, successors, successors-in-title and assigns. "Lessee" and Tenant", as used in this Lease, shall include Lessee, and its representatives and successors, and, if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sublessees as to all or any portion of the Premises covered by any such assignment or sublease. "Lessor", "Landlord", "Tenant" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as the case may be. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee.

XXVIII.          AGENCY DISCLOSURE

                 Landlord and Tenant hereby acknowledge that Richard Bowers & Co. has acted as an agent for Landlord, CMS PEACHTREE, L.P., a Delaware limited partnership, in this transaction and will be paid a real estate commission by Landlord and that Bell Jackson & Co. has acted as an agent for Tenant, Mindspring Enterprises, Inc. in this transaction and will be paid a real estate commission by the landlord per a separate commission agreement.

XXIX.            BROKER'S COMMISSION

                 Broker has rendered valuable service by assisting in the creation of the landlord- tenant relationship hereunder. The commission to be paid in conjunction with the creation of the relationship by this Lease has been negotiated between Landlord and Broker and Landlord hereby agrees to pay Broker as compensation for Broker's services in procuring this Lease and creating the aforesaid landlord- tenant relationship
                 (X)pursuant to a separate commission agreement.





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XXX.             WAIVER OF RIGHTS

                 No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

XXXI.            DISCLOSURE OF OWNERSHIP

                 The Landlord is owner of the Premises and has an address at c/o CMS Companies 1926 Arch Street, Philadelphia, Pennsylvania. Management is by Meadows & Ohly, Inc.

XXXII.           LANDLORD IMPROVEMENTS

                 The following alterations or improvements ("Landlord's Work") will be provided by Landlord at Landlord's expense:

         1) Third Floor: Leave the private offices across the front of the space as they are, install new ceiling and duct work, new paint and carpet. Erect a wall as specified in the third floor plan. (See Exhibit "A")

         2) Second Floor: Space to be left as is with new paint, carpet, and ceiling tiles throughout. (See Exhibit "A")

         3) First Floor: Demo all walls as marked on first floor drawing. Demo bathroom in front office and reception desk. Relocate door and add separation to back room and elevator, otherwise new paint, carpet, and ceiling tiles throughout. (See "Exhibit "A")

         4) Ground Floor: Demolish partitions as shown, install kitchens and shower as shown, otherwise new ceiling tiles and fresh paint and carpet throughout. (See Exhibit "A")

         5) Lessor's improvements for the second and third floor as specified in the contract and exhibits shall be substantially completed on or before January 1st, 1997. Should Lessor's improvements not be substantially completed, this lease shall remain in full force and effect and the commencement date shall be moved back until substantial completion is achieved.

                 Lessor's improvements for the lower level and first floors as specified in the contract and exhibits shall be substantially completed on or before July 1st, 1997.





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
         6) Lessee shall be responsible for all electrical improvements and shall cooperate with general contractor to complete the electrical portion on the improvements as scheduled. Additionally Lessee agrees to reimburse Landlord for the alternate bid outlined in Exhibit "A" marked "Alternate Bid".

Said work shall be conducted in accordance to the specifications attached hereto as "Exhibit A and made a part hereof. Any additional items required by inspection authorities shall be paid by Lessor. Other changes required by Lessee, if any, shall be paid by Lessee at the time such change is ordered.


Capital Expenses/Retrofit: In the event tenant defaults in the payment of rent (including addiftonal rent payable under Section IV hereof), within the first year of occupancy of entire Building, Landlord shall be fully reimbursed for the total capital expenses and commissions paid to broker and co-broker estimated at $215,000 within 30 days of vacancy of premises or default of lease.

SPECIAL STIPULATIONS Insofar as the following special stipulations conflict with any of the foregoing provisions, the following shall control:

         1) ADDITIONAL PARKING: Should the adjacent surface parking lot located at 1429 Peachtree Street, owned by CMS not be redeveloped within 18 months, Lessee shall have the right to obtain additional parking at the prevailing monthly rate if surface parking is available.

         2) LANDLORD PARKING RIGHTS: Should the adjacent vacant parking lot be developed as contemplated, the Landlord and/or hotel operator shall have the right at no cost to the parking deck at 1439 Peachtree Street after 6:00 p.m. and until 6:00 a.m. each day as needed. The use of the deck parking lot by the Lessor shall not unreasonably interfere with the need or use of the parking deck by the Tenant and be limited to the lower deck with access of the back alleyway.

         3) SIGNAGE: Subject to Landlord's reasonable approval and compliance with existing signage ordinances, Lessee shall have signage rights to the property at Lessee's expense.

         (4) For the first six months of the lease tenant is only entitled to half the allocated parking deck for free. Additional parking shall be leased at the market rate.

ALTERATIONS AND ADDITIONAL IMPROVEMENTS:

Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent. Tenant shall promptly remove any alterations, additions, or improvements constructed in violations of the Special Stipulations Paragraphs upon Landlord's written request. All approved alterations, additions, and improvements will be accomplished in good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment.

Lessee, subject to the prior approval by Lessor of plans and specifications compliance with applicable zoning ordinances and building codes, and purchase of liability insurance in amounts reasonably acceptable to Lessor, shall have the ability to perform the additional work at Lessee's expense:

         1) Construction of automobile access to the storage area under the deck for additional parking, provided that such work will not impair the structural strength or integrity of the Building or the operation of its systems.

         2) At the time Lessee requests approval of its plans, it shall also furnish to Lessor a report of an engineer acceptable to Lessor certifying the safety of the design of such structure, the construction of such deck, if approved, shall be undertaken by a building contractor acceptable to Lessor, in its sole discretion and upon completion of such construction the contractor will warrant to Lessor the fitness of the structure by applying construction of a wooden observation deck measuring 30 feet by 50 feet on the roof near the front parapet wall of the building with the access to the rear stairwell provided that no alteration shall be made unless Lessor is fully satisfied that the improvements are safe and that tenant has full responsibility for liabilities and damage to the roof and persons entering the deck.

         3) Lessee assumes full responsibility for the modifications to roof deck and wooden observation deck and for maintenance thereof during the term of this Lease.

         (4) Tenant has the right to add necessary HVAC and generators to upgrade the existing systems for added reliability. Such improvements shall meet all State and Federal Building Codes & Specifications. Tenant must obtain Lessor's written consent before making necessary upgrades, such consent shall not be unreasonably withheld.

XXXIII.          MISCELLANEOUS

                 A. This Lease shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to conflict of laws precipitates.





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
                 B. This Lease may not be executed in separate counterparts.

                 C. The undersigned parties hereto, each represent and warrant that it has the requisite power and authority to enter into this Lease.

                 D. The invalidity or unforceability of any particular provision of this Lease shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                                        LESSOR:CMS PEACHTREE, L.P., A
                                        DELAWARE LIMITED PARTNERSHIP

                                        By:   CMS PEACHTREE ASSOCIATES,
                                              L.P., its general partner
                                        By:   MSPS PEACHTREE, INC., its
                                              general partner

                                        By:   /s/ Ingrid R. Welch(SEAL)
                                              -------------------
                                              V.P.


                                        LESSEE:   MINDSPRING ENTERPRISES, INC.


                                        By:   K. Anne Peavler             (SEAL)
                                              ----------------------------


                                        BROKER:  Richard Bowers & Company

                                        By:      [sig]
                                                 -------------------------

                                        CO BROKER:





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

                     RULES AND REGULATIONS OF THE BUILDING

          which are referred to in the Lease and made a part thereof.


1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Lessee or used for any purpose other than those of ingress and egress. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or any equipment or apparatus required to serve the building from misuse, shall be borne by Lessee who, or whose clerks, agents or servants, shall cause it.

2. No advertisement or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said building without the expressed written consent of the Landlord. Such consent shall not be unreasonably withheld. Signs will be prepared for Lessee by Lessor, the cost of such to be paid for by Lessee.

3. No Lessee shall do or permit to be done in said premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on said building, or on property kept therein, or obstruct or interfere with the rights of other Lessees or in any way inure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any rules and ordinances of the Board of Health. Lessee, his clerks and servants, shall maintain order in the building, shall not make or permit any improper noise in the building or interfere in any way with other Lessees or those having business with them. Nothing shall be thrown by Lessee, his clerks or servants, out of the doors, or down the passages of the building. No rooms shall be occupied or used as sleeping or lodging apartments at any time and no cooking shall be allowed. No part of the building shall be used or in any way appropriated for other unlawful practices, and no intoxicating liquor shall be sold in said building.

4. Lessor shall not be responsible to any Lessee for any loss of property from rented premises, however occurring, or for any damage done to the furniture or other effects of any Lessee by the Janitor or any of its employees.

5. No animals, or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the building without the expressed written consent of the Landlord. Such consent shall not be unreasonably withheld.

6. No painting shall be done, nor shall any alterations be made to any part of the building by putting up or changing any partitions, doors or windows, nor shall any connection be made to the electric wires, plumbing, heating, cooling, or electric fixtures, without the consent in writing on each occasion of Lessor or its agents. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the





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
same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Lessor, its agents, and shall be left whole and in good repair. Lessee shall not injure, overload or deface the building, the woodwork, or the walls of the premises, nor carry on upon the Premises any noisome, noxious, or offensive business.

7. No additional locks or latches shall be put upon any door without the expressed written consent of the Landlord. Such consent shall not be unreasonably withheld.

8. Safes, furniture, boxes, or other bulky articles shall be carried up into the Premises or removed from the Premises only by means of the elevators, by the stairways, and at such times and in such manner and by such persons as the Lessor may direct. Any damage done to the building or to Lessee, or to other persons by taking a safe or other heavy article in or out of the demised premises, from overloading a floor, or in any other manner shall be paid for by the Lessee.

9. The Lessee shall not operate a stove upon the premises, or carry on any mechanical business thereon, or do any cooking except with microwave or coffee maker thereon, or use or allow to be used upon the demised premises oil, burning fluids, camphene, gasoline or kerosene for heating, warrning or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said premises. No offensive gases or liquids will be permitted.

10. No electrical work shall be allowed unless by the written permission of Lessor. No boring or cutting for wiring shall be done unless approved by Lessor. The electric current shall not be used for heating unless written permission to do so shall first have been obtained from Lessor. Wherever Lessor's approval is required, it will not be unreasonably withheld.

11. If any parking spaces around the building are designated for special use, such as for service or delivery vehicles, Lessee and all employees of Lessee agree to refrain from parking in those areas.





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